SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
________________

Ormat Technologies, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	88-0326081
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6225 Neil Road, Suite 300 Reno, Nevada	89511
(Address of Principal Executive Offices)	(Zip Code)
_______________

Ormat Technologies, Inc. 2004 Incentive Compensation Plan
(Full title of the plan)
_______________

Connie Stechman
Vice President
Ormat Technologies, Inc.
6225 Neil Road, Suite 300
Reno, Nevada 89511
(775) 356-9029
(Name, address and telephone number, including area code, of agent for service)
_______________

Copies to:
Charles E. Hord, Esq.
Chadbourne & Parke LLP
30 Rockefeller Plaza
New York, New York 10112
(212) 408-5100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☒

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

    Ormat Technologies, Inc. (the “Company”) is filing this post-effective amendment to deregister certain securities originally registered pursuant to (i) the Registration Statement on Form S-8 (File No. 333-129583), filed with the Securities and Exchange Commission on November 9, 2005  (the “Registration Statement”) with respect to 1,250,000 shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), registered for issuance under the Company’s 2004 Incentive Compensation Plan (the “2004 Plan”), and (ii) the Additional Registration Statement on Form S-8 (File No. 333-143488), filed with the Securities and Exchange Commission on June 4, 2007 (the “Additional Registration Statement”) with respect to an additional 2,500,000 shares of the Registrant’s Common Stock (the “Additional Common Stock”), registered for issuance under the Amendment to the Company’s 2004 Incentive Compensation Plan (the “Amendment to the 2004 Plan”).

On May 8, 2012, at the Company’s 2012 annual general meeting of shareholders, the Company’s shareholders approved the Ormat Technologies, Inc. 2012 Incentive Compensation Plan (the “2012 Plan”), which the Board of Directors of the Company had approved on March 20, 2012.  Upon the effectiveness of the 2012 Plan on May 8, 2012, no further awards will be granted under the 2004 Plan.

The Company is filing this Post-Effective Amendment in order to remove from registration 51,149 unissued shares of Common Stock previously registered under the Registration Statement and the Additional Registration Statement, that remain available for grant under the 2004 Plan, as amended.  The Registration Statement and the Additional Registration Statement will remain in effect, however, to cover the potential issuance of shares of Common Stock pursuant to outstanding awards granted under the 2004 Plan, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, Nevada, on May 18, 2012.

ORMAT TECHNOLOGIES, INC.

By:	/s/ Yehudit Bronicki
Name: Yehudit Bronicki
Title: Chief Executive Officer, President and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to Form S-8 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Yehudit Bronicki Yehudit Bronicki	Chief Executive Officer (Principal Executive Officer) and Director	May 18, 2012
/s/ Joseph Tenne Joseph Tenne	Chief Financial Officer (Principal Financial and Accounting Officer)	May 18, 2012
/s/ Lucien Bronicki Lucien Bronicki	Chairman of the Board of Directors & Chief Technology Officer	May 18, 2012
/s/ Yoram Bronicki Yoram Bronicki	President, Chief Operating Officer & Director	May 18, 2012

/s/ Dan Falk Dan Falk	Director	May 18, 2012